Exhibit 10.5

AMENDMENT NO. 1 TO THE SECURITIES SUBSCRIPTION AGREEMENT

THIS AMENDMENT NO. 1 TO THE SECURITIES SUBSCRIPTION AGREEMENT, dated as of January 16, 2019 (this “Amendment”), is entered into by and between RMG Acquisition Corp., a Delaware corporation (the “Company”), and RMG Sponsor, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company and the Purchaser entered into a Securities Purchase Agreement dated as of November 6, 2018 (the “Original Agreement”), pursuant to which the Purchaser purchased 7,187,500 shares of the Company’s Class B common stock, par value $0.0001 per share, for an aggregate price of $25,000;

WHEREAS, the Company and the Purchaser desire to enter into this Amendment to amend the Original Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

Article I.
AMENDMENT TO ORIGINAL AGREEMENT

Section 3.01 of the Original Agreement shall be amended and restated in its entirety as follows:

“Section 3.01 Partial or No Exercise of the Over-allotment Option. In the event the Over-allotment Option granted to the underwriters of the IPO is not exercised in full, the Subscriber acknowledges and agrees that it (or, if applicable, it and any transferees of Shares) shall forfeit any and all rights to such number of Shares (up to an aggregate of 750,000 Shares) such that immediately following such forfeiture, the Subscriber (and all other initial stockholders prior to the IPO, if any) will own an aggregate number of Shares, not including any shares of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock” and, together with the Class B Common Stock, the “Common Stock”), issuable upon exercise of any warrants or any shares of Class A Common Stock purchased by Subscriber in the IPO or in the aftermarket, equal to twenty percent (20%) of the issued and outstanding shares of Common Stock immediately following the IPO.”

Article II.
Miscellaneous

Section 2.01 Benefit. All statements, representations, warranties, covenants and agreements in this Amendment shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Amendment shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Amendment.

Section 2.02 Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

Section 2.03 Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Amendment shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Amendment shall nevertheless remain in full force and effect.

Section 2.04 Headings and Captions. The headings and captions of the various subdivisions of this Amendment are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

Section 2.05 Counterparts. This Amendment may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first set forth above.

SPONSOR:

RMG SPONSOR, LLC

By:	MKC Investments LLC, as Sole Managing Member of RMG Sponsor, LLC

By:	/s/ Philip Kassin
Name:	Philip Kassin
Title:	President, Chief Operating Officer and Secretary

COMPANY:

RMG ACQUISITION CORP.

By:	/s/ Philip Kassin
Name:	Philip Kassin
Title:	President, Chief Operating Officer and Secretary